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                              UTILICORP UNITED INC.
                        COMPUTATION OF EARNINGS PER SHARE
                     (in millions, except per share amount)
                                   (unaudited)

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                                                                  Three Months Ended    Twelve Months Ended
                                                                       March 31,             March 31,
                                                                    1995      1994        1995      1994
                                                                  -------------------   -------------------
Line No.
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        Earnings Available for Common Shares:
(a)     Earnings available for common shares as reported            31.65     37.37       85.74     83.80
(b)     Elimination of interest on convertible subordinated
           debenture, net of tax                                     0.12      0.15        0.53      0.60
(c)     Elimination of dividends on cumulative
           convertible preference stock                                 -      1.07       (0.14)     4.60
                                                                  -------------------   -------------------
(d)     Fully Diluted Earnings Available                            31.77     38.58       86.14     89.00
                                                                  -------------------   -------------------
                                                                  -------------------   -------------------
        Weighted Average Common Shares Outstanding:
(e)     Primary weighted average shares outstanding
           as reported                                              44.74     42.28       43.52     41.82
(f)     Assumed conversion of convertible subordinated
           debenture                                                 0.50      0.58        0.54      0.63
(g)     Assumed conversion of cumulative convertible
           preference shares                                            -      2.34        0.20      2.73
                                                                  -------------------   -------------------
(h)     Fully Diluted Weighted Average Shares
           Outstanding                                              45.24     45.20       44.26     45.18
                                                                  -------------------   -------------------
                                                                  -------------------   -------------------
        Earnings Per Common Share:
           Primary (a/e)                                             $.71      $.88       $1.97     $2.00
           Fully Diluted (d/h)                                        .70       .85        1.95      1.97
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